Exhibit 10.56
EXECUTION COPY
FIRST AMENDMENT
THIS FIRST AMENDMENT TO THE RECEIVABLES SALE AND CONTRIBUTION AGREEMENT (this “Amendment”), dated as of November 28, 2014, is entered into by and among T-Mobile PCS Holdings LLC, a Delaware limited liability company (“T-Mobile PCS Holdings”), and T-Mobile Airtime Funding LLC, a Delaware limited liability (the “Funding Purchaser”).
WHEREAS, T-Mobile PCS Holdings and the Funding Purchaser are parties to that certain Receivables Sale and Contribution Agreement, dated as of February 26, 2014 (as amended, restated, or supplemented from time to time, the “Agreement”);
WHEREAS, the parties hereto desire to amend the Agreement in certain respects as provided herein.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Defined Terms. Capitalized terms used and not otherwise defined herein are used as defined in the Agreement.

2.
Amendment to Definition of “Originators”. The second paragraph of the preamble to the Agreement is hereby amended by replacing the phrase “(collectively, the “Originators”), as the sellers thereunder” with the phrase “(collectively and together with all other parties to the Conveyancing Agreement as “Sellers” (as such term is defined therein) thereunder from time to time, the “Originators”)”.

3.	Amendment to Section 1.02. Effective as of the date hereof, the following definitions shall be added to Section 1.02 of the Agreement in the appropriate alphabetical order:
“Designated November 2014 Receivable” means a receivable originated by either of the November 2014 Joining Originators in November 2014 on or before the Amendment Effective Date.
“November 2014 Joining Originators” means the November 2014 Joining Sellers, as such term is defined in the Conveyancing Agreement.

4.	Amendment to Section 2.01(a). Effective as of the date hereof, Section 2.01(a) of the Agreement shall be divided into three clauses and amended and restated in its entirety to read as follows:
(i) Subject to the terms and conditions set forth in this Agreement and other than with respect to the sales, transfers, assignments, set-overs and conveyances contemplated by clause (ii) below, T-Mobile PCS Holdings

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on the Closing Date and each Business Day thereafter shall sell, transfer, assign, set-over and otherwise convey, and the Funding Purchaser shall purchase or accept as a capital contribution, as set forth in Section 2.01(c), all of T-Mobile PCS Holdings’ right, title and interest in and to the Eligible Receivables purchased from the Originators and not previously sold to the Funding Purchaser, and all associated Related Rights (including all Collections associated with the foregoing).
(ii) Notwithstanding the foregoing clause (i), subject to the terms and conditions set forth in this Agreement, on the Amendment Effective Date, T-Mobile PCS Holdings shall, with respect to Designated November 2014 Receivables that are Eligible Receivables, sell, transfer, assign, set-over and otherwise convey, and the Funding Purchaser shall purchase or accept as a capital contribution, as set forth in Section 2.01(c), all of T-Mobile PCS Holdings’ right, title and interest in and to such Designated November 2014 Receivables that are Eligible Receivables, and all associated Related Rights (including all Collections associated with the foregoing). The parties hereto, for all purposes, shall account for each Designated November 2014 Receivable as if it had been sold by the applicable November 2014 Joining Originator (and further conveyed to T-Mobile PCS Holdings pursuant to the Conveyancing Agreement) on the date it was originated.
(iii) Each such sale, transfer, assignment, set-over and conveyance pursuant to clauses (i) and (ii) above shall be executed without recourse (other than as expressly provided herein). Immediately prior to the sales contemplated hereunder, T-Mobile PCS Holdings will acquire the Receivables from the Originators pursuant to the terms of the Conveyancing Agreement.
5.    Amendment as to Anti-Corruption and Sanctions. Effective as of the date hereof, the following text shall be inserted in the Agreement as new Article IX:
ARTICLE IX
ANTI-CORRUPTION; SANCTIONS
Section 9.01    Definitions. In this Article IX:
“Anti-Corruption Laws” means all United States laws, rules, and regulations applicable to T-Mobile PCS Holdings or its Subsidiaries from time to time concerning or relating to bribery or corruption, including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended, and any economic sanctions regulations administered and enforced by OFAC or the U.S. Department of State.

“OFAC” means the Office of Foreign Assets Control of the United States Department of Treasury.
“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including, without limitation, as of the Amendment Effective Date, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria.
“Sanctioned Person” means, at any time, any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by OFAC or the U.S. Department of State.
“Sanctions” means economic, financial or other sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by OFAC or the U.S. Department of State.
9.02    Representation of T-Mobile PCS Holdings. T-Mobile PCS Holdings hereby represents and warrants to the Funding Purchaser that, as of the Amendment Effective Date and each Purchase Date thereafter:
(a)    policies and procedures have been implemented and maintained by T-Mobile PCS Holdings or on its behalf that are designed to achieve compliance by it and its Subsidiaries, directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions, and T-Mobile PCS Holdings, its Subsidiaries and their respective officers and employees and, to the best knowledge of T-Mobile PCS Holdings, its Affiliates, officers, employees, and directors acting in any capacity in connection with or directly benefiting from the purchase facility established hereby, are in compliance with Anti-Corruption Laws and applicable Sanctions, in each case in all material respects;
(b)    neither T-Mobile PCS Holdings nor any of its Subsidiaries or, to the knowledge of T-Mobile PCS Holdings, any of its Affiliates, directors, officers, or employees, that will act in any capacity in connection with or directly benefit from the purchase facility established hereby, is a Sanctioned Person; and
(c)     neither T-Mobile PCS Holdings nor any of its Subsidiaries is organized or resident in a Sanctioned Country.

9.03    Affirmative Covenant of T-Mobile PCS Holdings. Policies and procedures shall be maintained and enforced by or on behalf of T-Mobile PCS Holdings that are designed in good faith and in a commercially reasonable manner to promote and achieve compliance, in its reasonable judgment, by it and each of its Subsidiaries and their respective directors, officers, and employees with Anti-Corruption Laws and applicable Sanctions. No proceeds of the sale of any Purchased Receivable by T-Mobile PCS Holdings shall be used in a manner that causes it to violate Anti-Corruption Laws or results in the violation of any Sanctions that are applicable to it.
9.04    Negative Covenant of T-Mobile PCS Holdings. T-Mobile PCS Holdings shall not use, and shall cause its Subsidiaries and its and their respective directors, officers and employees not to use, the proceeds of the sale of any Purchased Receivable (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, or (B) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case to the extent that doing so would result in the violation of any Sanctions that are applicable to T-Mobile PCS Holdings.
6.    Representations and Warranties. Each of the parties hereto hereby represents and warrants that this Amendment constitutes the legal, valid and binding obligation of such party, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally and subject to the general principals of equity.
7.    Agreement in Full Force and Effect as Amended. Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and reaffirmed by the parties hereto. All references to the Agreement shall be deemed to mean the Agreement as modified hereby. The parties hereto agree to be bound by the terms and conditions of the Agreement as amended by this Amendment, as though such terms and conditions were set forth herein.
8.    Counterparts. This Amendment may be executed by different parties on any number of counterparts, each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.
9.    Further Amendment. This Amendment may not be amended or otherwise modified except as provided in the Agreement.

10.    Section Headings. The section headings in this Amendment are for reference only and shall not affect the construction of this Amendment.
11.    Governing Law; Venue; Waiver of Jury Trial. The provisions of Section 8.06, 8.12 and 8.13 of the Agreement are hereby incorporated by reference as if fully set forth herein, except that references therein to “this Agreement” shall be construed herein as references to the Agreement, as amended by this Amendment.
[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date written above.

T-MOBILE AIRTIME FUNDING LLC, as Funding Purchaser By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President & Chief Financial Officer	T-MOBILE PCS HOLDINGS LLC, as Seller By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President & Chief Financial Officer

First Amendment to Contribution Agreement

ACKNOWLEDGED AND ACCEPTED:

T-MOBILE US, INC., as Performance Guarantor By: /s/ J. Braxton Carter Name: J. Braxton Carter Title: Executive Vice President & Chief Financial Officer

First Amendment to Contribution Agreement

BILLING GATE ONE LLC, as Purchaser under the Master Receivables Purchase Agreement
By: Billing Gate One Trust, as Manager
By: Wells Fargo Delaware Trust Company, National Association, solely as Trustee and not in its individual capacity

By:   /s/ Sandra Battaglia
Name:   Sandra Battaglia
Title:   Vice President

First Amendment to Contribution Agreement

LANDESBANK HESSEN-THÜRINGEN GIROZENTRALE, as Bank Purchasing Agent and a Bank Purchaser
By: /s/ Bjoern Mollner Name: Bjoern Mollner Title: VP	By: /s/ Björn Reinecke Name: Björn Reinecke Title: Authorized Signatory

First Amendment to Contribution Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., DÜSSELDORF BRANCH, as a Bank Purchaser
By: /s/ M. Escott Name: M. Escott Title: Head of Securitization	By: /s/ Tsuyoshi Yamoto Name: Tsuyoshi Yamoto Title: Director

First Amendment to Contribution Agreement